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                             FOREST OIL CORPORATION
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 7, 2000

    The undersigned shareholder of Forest Oil Corporation, a New York corporation (the "Company"), hereby appoints Robert S. Boswell and Joan C. Sonnen, or either of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock, par value $0.10 per share, of the Company which are entitled to one vote per share and which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held at 1600 Broadway, Suite 590, Denver, Colorado 80202, on December 7, 2000, at 10:00 a.m., M.S.T., and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

    1. To approve the issuance of Common Stock of the Company pursuant to the proposed merger transaction involving the Company and Forcenergy Inc and to approve the other transactions contemplated by the amended merger agreement;

    2. To approve an amendment to the Company's restated certificate of incorporation to effect the 1-for-2 reverse stock split of the Common Stock of the Company; and

    3. To vote upon such other matters as may be properly brought before the meeting or any adjournment thereof.

The undersigned hereby revokes all previous proxies and ratifies all that any of said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

If no directions are given, the individuals designated above will vote for the above proposals and, at their discretion, on any other matter that may come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus.

         (CONTINUED AND TO BE VOTED, DATED AND SIGNED ON REVERSE SIDE)
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                              THANK YOU FOR VOTING

See other side for voting options.
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                             FOREST OIL CORPORATION

                   COMMON STOCK PROXY ONE (1) VOTE PER SHARE

                          PLEASE MARK VOTES /-/ OR /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    No. 1. To approve the issuance of Common Stock of the Company pursuant to the proposed merger transaction involving the Company and Forcenergy Inc and to approve the other transactions contemplated by the amended merger agreement.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    No. 2. To approve an amendment to the Company's restated certificate of incorporation to effect the 1-for-2 reverse stock split of the Common Stock of the Company.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
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      [TELEPHONE PICTURE] VOTE BY TELEPHONE OR INTERNET [COMPUTER PICTURE]

                          QUICK *** EASY *** IMMEDIATE
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YOUR VOTE IS IMPORTANT!--YOU CAN VOTE IN ONE OF THREE WAYS:

1.  TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24
                           HOURS A DAY-7 DAYS A WEEK

    There is NO CHARGE to you for this call.--HAVE YOUR PROXY CARD IN HAND.

      You will be asked to enter a Control Number, which is located in the box on the lower right hand corner of this form

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

    Proposal 1--To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

    Proposal 2--To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                       OR

2. TO VOTE BY INTERNET: Follow the instructions at our Website Address: http://www.eproxy.com/

                                       OR

3. TO VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

 NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR
                                  PROXY CARD.

                             THANK YOU FOR VOTING.